Exhibit 99.1

Surface Oncology to Report SRF388 Preclinical Data at the Upcoming International Cytokine and Interferon Society’s Cytokines 2020 Virtual Conference

Crystal structure of IL-27 in complex with SRF388 demonstrates inhibition of downstream signaling events and provides basis to measure therapeutic inhibition of IL-27

CAMBRIDGE, Mass., October 26, 2020: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that preclinical data on SRF388, a first in class IL-27 blocking antibody in clinical trials for patients with cancer, will be presented at the International Cytokine and Interferon Society’s Cytokines (ICIS) 2020 Conference, to be held virtually on November 1–5, 2020.

“These data further support the growing body of preclinical evidence demonstrating that SRF388 binds to and blocks IL-27 to inhibit downstream signaling events that are important in regulating immune responses in certain tumor microenvironments,” said Vito Palombella Ph.D., chief scientific officer. “We look forward to providing an update on our ongoing, open label, Phase 1 clinical trial of SRF388 in advanced solid tumors later this year.”

Details of Surface’s ICIS presentation:

Session Title: Lightning Talk Session 1: Adaptive Immunity
Presentation Title: Crystal Structure of IL-27 in Complex with SRF388, a First-in-Class IL-27 Blocking Antibody Under Evaluation in a Phase 1 Clinical Trial in Patients with Advanced Solid Tumors (abstract number: LT027)
Lead Author: Jamie Strand, Ph.D.
Session Date and Time: Sunday, November 1, 2020, 2:30–4:30 p.m. PT

About SRF388:

SRF388 is a fully human anti-IL-27 antibody designed to inhibit the activity of this immunosuppressive cytokine. Surface Oncology has identified particular tumor types, including hepatocellular and renal cell carcinoma, where IL-27 appears to play an important role in the immunosuppressive tumor microenvironment and may contribute to resistance to treatment with checkpoint inhibitors. Furthermore, Surface Oncology has identified a potential biomarker associated with IL-27 that may be useful in helping identify patients most likely to respond to SRF388.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting CD112R, also known as PVRIG (SRF813)) or depleting regulatory T cells (via targeting CCR8 (SRF114)). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would,” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, both of which are available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors
Matt Lane
matt@gilmartinir.com
617-901-7698

Media
Matthew Corcoran
mcorcoran@tenbridgecommunications.com
617-866-7350